SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Ambassadors International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AMBASSADORS INTERNATIONAL, INC.
1071 Camelback Street
Newport Beach, California 92660

April 16, 2002

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors International, Inc. (the “Company”), which will be held at 10:00 a.m., local time, on May 17, 2002, at the Company’s offices at 1071 Camelback Street, Newport Beach, California 92660. All holders of the Company’s outstanding common stock as of the close of business on April 5, 2002, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely, Timothy T. Fogarty Secretary

AMBASSADORS INTERNATIONAL, INC.
1071 Camelback Street
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors International, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 17, 2002, at the Company’s offices at 1071 Camelback Street, Newport Beach, California 92660, for the following purposes:

1.	To elect three (3) Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.	To ratify an amendment to the Company’s Amended and Restated 1995 Equity Participation Plan to increase the number of shares of the Company’s Common Stock available for issuance thereunder from 1,400,000 to 2,200,000.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the year ending December 31, 2002.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 5, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors Timothy T. Fogarty Secretary

Dated: April 16, 2002

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT
ELECTION OF DIRECTORS
RATIFICATION OF AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN
STOCKHOLDER PROPOSALS
INFORMATION CONCERNING MANAGEMENT, COMPENSATION, AND STOCK OWNERSHIP
Performance Graph
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AMBASSADORS INTERNATIONAL, INC.
1071 Camelback Street
Newport Beach, California 92660

PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors International, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on May 17, 2002, at the Company’s offices at 1071 Camelback Street, Newport Beach, California 92660, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

     At the close of business on April 5, 2002, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 9,855,910 shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 5, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

     Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

     The election of directors requires a plurality of the votes cast by the holders of the Common Stock. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about April 16, 2002, to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Item I of the Proxy Card)

     The Company has a classified Board of Directors which is divided into three classes, consisting of two Class I Directors, three Class II Directors, and three Class III Directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on that annual meeting date. The term of the three Class III Directors, Brigitte M. Bren, Rafer L. Johnson, and John C. Spence, will expire at this year’s Annual Meeting. The term of the three Class II Directors, James L. Easton, John A. Ueberroth, and Joseph J. Ueberroth, will expire at the Annual Meeting of Stockholders to be held in 2003. The term of the two Class I Directors, Peter V. Ueberroth and Richard D. C. Whilden, will expire at the Annual Meeting of Stockholders to be held in 2004.

     At this year’s Annual Meeting, three Class III Directors are to be elected. Management’s nominees for election at the Annual Meeting as Class III Directors are the incumbent directors, Brigitte M. Bren, Rafer L. Johnson, and John C. Spence. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in the year 2005, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

     If a quorum is present and voting, the three nominees for Class III Directors receiving the highest number of votes will be elected as Class III Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers are prohibited from exercising discretionary authority, i.e., “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

     The table below sets forth for the current directors, including the Class III nominees to be elected at this meeting, certain information with respect to age and background.

			Director
Name	Position with Company	Age	Since

Class III Directors, currently standing for re-election:
Brigitte M. Bren	Director	36	2001
Rafer L. Johnson	Director	66	1995
John C. Spence	Director	72	1995
Class II Directors, whose term expires at the Annual Meeting to be held in 2003:
James L. Easton	Director	66	1995
John A. Ueberroth	Director, President and Chief Executive Officer	58	1995
Joseph J. Ueberroth	Director	33	2001

			Director
Name	Position with Company	Age	Since

Class I Directors, whose term expires at the Annual Meeting to be held in 2004:
Peter V. Ueberroth	Chairman of the Board	64	1995
Richard D. C. Whilden	Director	68	1995

Business Experience

     Class III Directors

     Brigitte M. Bren has served as a Director of the Company since February, 2001. Since 1991, Ms. Bren has served as Co-founder, President, and Chief Executive Officer of International Strategic Planning, Inc., an international business consulting firm specializing in directing U.S. companies expanding internationally. Since 1999, she also has been of counsel to Arter & Hadden, LLP in its Los Angeles office. From 1993 to 1995, Ms. Bren served as Vice President of International Marketing/Sales and Vice President of Governmental Affairs for Mark Goodson Productions.

     Rafer L. Johnson has served as a director of the Company since 1995. Mr. Johnson is a World and Olympic recordholder in the decathlon. Mr. Johnson devotes a substantial amount of his time to mentally and physically handicapped children and adults. He has been associated with California Special Olympics since its inception in 1969, served as the President of its Board of Directors for ten years, and currently is Chairman of its Board of Governors. He has been appointed to national and international foundations and Presidential commissions, with a concentration on youth development. Mr. Johnson also is National Head Coach for Special Olympics International and a member of its Board of Directors, and, in addition, serves on a variety of special boards and committees in the world of sports and community services.

     John C. Spence has served as a director of the Company since 1995. He is also a director of American Physicians Network, a manager of cardiology networks. Mr. Spence is also a director of Catheter Innovations, Inc., a manufacturer of intravenous catheters and ports, and a director of Endovascular Instruments, Inc., a manufacturer of medical instruments. Mr. Spence is a member of the Board of Managers of Direct-Link Group LLC, a personal lines insurance agency, and Chairman of Craig Berkman and Associates, which is the managing member of CB Capital LLC, a venture capital fund. From April, 1993, to January, 1998, Mr. Spence was President of AVCO Insurance Services, a provider of credit and credit related insurance to financial institutions, and served as its Chairman until his retirement in April, 1998.

     Class II Directors

     James L. Easton has served as a director of the Company since 1995. Since 1973, Mr. Easton has served as Chairman and President of James D. Easton, Inc., and Easton Sports Inc., a diversified international sporting goods company. He is one of only four United States citizens currently serving as a member of the International Olympic Committee. He also serves as President of Federation Internationale de Tir a l’Arc (FITA-International Archery Association), is a member of the Board of Visitors of John E. Anderson Graduate School of Management at the University of California at Los Angeles, and is an Executive Board Member of the Salt Lake City Organizing Committee and the U.S. Olympic Committee.

     John A. Ueberroth has served as President, Chief Executive Officer, and a director of the Company since 1995. From 1993 to 1995, Mr. Ueberroth was a partner in Contrarian Group, Inc., an investment and management company. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America from 1986 to 1987 and as President of the United States Tour Operators Association from 1987 to 1988.

     Joseph J. Ueberroth has served as a director of the Company since August, 2001. He has served as President and Chief Executive Officer of Bellport Group, Inc., one of the largest operators of marina facilities in the U.S., since June, 1998. Mr. Ueberroth also has served as the general partner and managing member of CGI Opportunity Fund, a venture capital operating company focused on early stage high growth companies, since November, 2000. Mr. Ueberroth has been a partner and officer of the Contrarian Group since July, 1995.

     Class I Directors

     Peter V. Ueberroth has served as Chairman of the Board of Directors of the Company since 1995. He is currently the Managing Director of Contrarian Group, Inc., an investment and management company. In 1962, Mr. Ueberroth founded First Travel Corporation, and sold it to the Carlson Travel Group in 1980. From 1979 to 1984, Mr. Ueberroth served as President of the Los Angeles Olympic Organizing Committee. From 1984 to 1989, he served as the sixth Commissioner of Major League Baseball. In July of 1999, Mr. Ueberroth successfully orchestrated the purchase of the Pebble Beach Company and he now serves as an owner and Co-Chairman. He is also a member of the Board of Directors of The Coca-Cola Company, Hilton Hotels Corporation, and Bank of America Corporation.

     Richard D. C. Whilden has served as a director of the Company since 1995. Since 1990, Mr. Whilden has been a principal of Contrarian Group, an investment and management company. From June, 1996, through July, 2000, he also served as Chairman of the Board, and from March, 1998, to March, 1999, he served as President and Chief Executive Officer of GetThere.com (formerly known as Internet Travel Network), an Internet software service bureau in which the Company had a minority interest. From April, 1993, to August, 1994, Mr. Whilden was the Chairman of the Board of Directors of Caliber Bank in Phoenix, Arizona, and, from December, 1993, to August, 1994, he was the Chief Executive Officer, President, and Chairman of the Board of Directors of the bank’s holding company, Independent Bankcorp of Arizona, Inc. In addition, Mr. Whilden remained a director of the holding company and of the bank until they were sold in 1995. From 1959 to 1989, Mr. Whilden was employed by TRW, Inc., during which time he served as an Executive Vice President from 1984 to 1989.

     There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

     John A. Ueberroth and Peter V. Ueberroth are brothers. Joseph J. Ueberroth is the son of Peter V. Ueberroth. Other than these relationships, there are no family relationships among the directors and executive officers of the Company.

     The Board of Directors unanimously recommends that you vote FOR the election of each of Brigitte M. Bren, Rafer L. Johnson, and John C. Spence as Class III Directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Meeting.

RATIFICATION OF AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN
(Item 2 of the Proxy Card)

     The Company’s Amended and Restated 1995 Equity Participation Plan (the “Incentive Plan”) was originally adopted by the Company, and ratified by the stockholders of the Company, in August, 1995. On February 20, 1998, the Board of Directors unanimously adopted, and on May 15, 1998, the Company’s stockholders ratified, an amended Incentive Plan which was restated in its entirety and increased the number of shares issuable thereunder from 600,000 to 900,000. On February 22, 1999, the Board of Directors unanimously adopted, and on May 14, 1999, the Company’s stockholders ratified, an amendment to the Incentive Plan which increased the number of shares issuable thereunder from 900,000 to 1,400,000.

     On March 1, 2002, the Board of Directors amended the Incentive Plan, subject to stockholder ratification, to increase the number of shares of Common Stock issuable thereunder from 1,400,000 to 2,200,000. No other change is being proposed to the terms of the Incentive Plan. As of March 31, 2002, approximately 86% of the shares of Common Stock reserved for issuance under the Incentive Plan were subject to outstanding options leaving only 192,550 shares of Common Stock available for issuance under the Incentive Plan. The Board of Directors believes that the proposed increase in the number of shares of Common Stock available for issuance under the Incentive Plan will provide the Compensation Committee with greater flexibility in the administration of the Incentive Plan and is appropriate in light of the growth of the Company and the addition of new employees who will be subject to the Incentive Plan.

Summary of the Incentive Plan

     The Compensation Committee administers the Incentive Plan and determines to whom options, stock appreciations rights (“SARs”), restricted stock, and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability thereof, except that outside directors are automatically granted options pursuant to a formula discussed below.

     The Incentive Plan authorizes the grant or issuance of various options and other awards to employees and consultants. The terms of each option or award are set forth in separate agreements. In addition, nonemployee directors (including the directors who administer the Incentive Plan) are eligible to receive non-discretionary grants of nonqualified stock options (“NQSOs”) under the Incentive Plan pursuant to a formula. Pursuant to such formula, each of the Company’s non-employee directors received, prior to the Company’s initial public offering in August 1995, and all non-employee directors who join the Board of Directors after the Company’s initial public offering receive, upon election, a grant of NQSOs to purchase 10,000 shares of the Company’s Common Stock at the then fair market value per share.

     NQSOs may be granted to an employee or consultant for any term specified by the Compensation Committee and provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. NQSOs granted to non-employee directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, and the term of each such option is ten years without variation or acceleration under the Incentive Plan, except that any option granted to a non-employee director becomes immediately exercisable in full upon the retirement of the non-employee director in accordance with the Company’s retirement policy applicable to directors.

     Incentive stock options may be granted only to employees and, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     SARs may be granted to employees and consultants and may be granted in connection and simultaneously with the grant of an option, with respect to a previously-granted option, or independent of an option. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or performance awards held by the participant.

     Performance awards may be granted by the Compensation Committee to employees and consultants and may include bonus or “phantom” stock awards that provide for payments based upon increases in the price of the Company’s Common Stock over a predetermined period.

     Restricted stock may be sold to employees and consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Deferred stock may be awarded to employees and consultants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Whereas purchasers of restricted stock will have voting rights and will receive dividends prior to the time when the restrictions lapse, recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. Stock payments may be awarded to employees and consultants and the number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria.

     Payments for the shares purchased upon the exercise of options may be in cash or, at the discretion of the Compensation Committee (or the Board, in the case of NQSOs granted to non-employee directors), with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration, including services rendered.

     No restricted stock, deferred stock, option, SAR or other right to acquire Common Stock granted under the Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although such shares or the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

     The Compensation Committee has the right to accelerate, in whole or in part, from time to time, including upon a change in control of the Company, conditionally or unconditionally, the right to exercise any option or other award granted under the Incentive Plan; provided, however, such acceleration shall not be permitted with respect to NQSOs granted to non-employee directors to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Amendments to the Incentive Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits, stock dividends and similar events) require the approval of the Company’s stockholders.

     The provisions of the Incentive Plan relating to options granted to non-employee directors may not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the respective rules thereunder. In all other respects, the Incentive Plan can be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Incentive Plan will not, without the consent of the participant, affect such person’s rights under an award previously granted, unless the award itself otherwise expressly so provides. The Incentive Plan will terminate after the earlier of the expiration of ten years from the date the Incentive Plan was adopted by the Board or the expiration of ten years from the date the Plan was approved by the Company’s stockholders.

Federal Income Tax Aspects of Stock Options

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonqualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a NQSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options and stock appreciation rights under the Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the amendment to the Company’s Amended and Restated 1995 Equity Participation Plan to increase the number of shares of the Company’s Common Stock available for issuance from 1,400,000 to 2,200,000. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
(Item 3 of the Proxy Card)

     The Board of Directors has selected Ernst & Young LLP as the Company’s independent accountants for the year ending December 31, 2002, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. No representative of Ernst & Young LLP is expected to be present at the Annual Meeting.

     In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The Company’s previous independent accountants were PricewaterhouseCoopers LLP. The Company has been billed as follows for the professional services of PricewaterhouseCoopers LLP rendered during fiscal year 2001 or with respect to the financial statements for that period:

Audit Fees:	$158,000
Financial Information Systems Design and Implementation Fees:	$0
All Other Fees*:	$279,000

*	These fees consisted of $103,000 for auditing services and $106,000 for tax-related services rendered with respect to the spinoff of Ambassadors Group, Inc, and $70,000 for income tax compliance and related services.

     The Audit Committee has considered whether the provision of the services described above other than audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 3 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

OTHER BUSINESS

     The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before December 17, 2002, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

INFORMATION CONCERNING
MANAGEMENT, COMPENSATION, AND STOCK OWNERSHIP

Executive Officers

     John A. Ueberroth, age 58, has served as President, Chief Executive Officer, and a director of the Company since 1995. From 1993 to 1995, Mr. Ueberroth was a partner in Contrarian Group, Inc., an investment and management company. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America (1986-1987) and President of the United States Tour Operators Association (1987-1988).

     Timothy T. Fogarty, age 41, has served as Chief Financial Officer, Treasurer and Secretary of the Company since March 1, 2002. From April 1999 until March 1, 2002, he was Chief Financial Officer of Ambassadors Performance Group, LLC, a wholly-owned subsidiary of the Company. From 1993 through April, 1999, Mr. Fogarty served as Vice President and Controller for Avco Insurance Services, the worldwide insurance operations and wholly-owned subsidiaries of Avco Financial Services, Inc. From 1988 through 1993, Mr. Fogarty was Assistant Vice President of Financial Reporting for Avco Financial Services, Inc. From 1987 through 1988, Mr. Fogarty was General Accounting Manager for Balboa Life & Casualty, a United States Insurance Group wholly owned by Avco Financial Services. From 1984 through 1987, Mr. Fogarty worked for the accounting firm of Arthur Young & Company (now known as Ernst & Young LLP). Mr. Fogarty is a Certified Public Accountant.

     Jeffrey D. Thomas, age 35, served as Executive Vice President, Chief Financial Officer, Vice President of Finance, and Secretary of the Company from January, 1996, until March 1, 2002, and served as a director of the Company from August, 2001, until March 1, 2002, the date that the Company spun off its wholly-owned subsidiary, Ambassadors Group, Inc. (formerly named Ambassadors Education Group, Inc.). Since October, 1997, Mr. Thomas also served as President of Ambassadors Group, Inc., and upon the spin-off, he continued as President and Chief Executive Officer of Ambassadors Group, Inc. and resigned all of his offices with the Company. He also previously served as Chief Financial Officer of Ambassadors Group, Inc. from October, 1997, until November, 2001, as Secretary from October, 1997, until May, 2000, and as Treasurer from October, 1997, until May, 1999. He also has served as Chief Executive Officer of Ambassador Programs, Inc., a wholly-owned subsidiary of Ambassadors Group, Inc., since January, 2000. From October, 1995, to December, 1995, he was Assistant Vice President of Finance of the Company. From July, 1994, to October, 1995, Mr. Thomas was Director of Business Development for Adia Personnel Services, one of the largest personnel companies in the world. From September, 1993, to July, 1994, Mr. Thomas was employed by Contrarian Group, an investment and management company, and from 1989 to 1993 he was a consultant for Corporate Decisions, Inc., an international business consulting firm.

     Margaret M. Sestero, age 35, served as Treasurer of the Company from February, 1999, until March 1, 2002. Since November, 2001, Ms. Sestero also served as Executive Vice President, Chief Financial Officer, and Secretary of Ambassadors Group, Inc., and upon the spin-off, she continued in those offices of Ambassadors Group, Inc. and resigned all of her offices with the Company. She also previously served as Treasurer of

Ambassadors Group, Inc. from May, 1999, until November, 2001, as Assistant Chief Financial Officer from May, 1998, until November, 2001, and as Assistant Treasurer from October, 1997, until May, 1999. From 1988 to 1991, Ms. Sestero was in public accounting and employed by Ernst & Young LLP. From 1991 to 1994, Ms. Sestero was the Financial Reporting Officer for Physio-Control Corporation, and during 1994 and 1995, Ms. Sestero was in public accounting and employed by PricewaterhouseCoopers LLP. Ms. Sestero is a Certified Public Accountant.

Meetings of the Board of Directors and Committees of the Board of Directors

     During 2001, there were five meetings of the Board of Directors. The Board of Directors has authorized an Audit Committee and a Compensation Committee, and the Compensation Committee also performs the functions of a nominating committee. The Compensation Committee will not consider nominee recommendations from security holders. The members of each committee are selected by the majority vote of the Board of Directors.

     Audit Committee. The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the adequacy of the Company’s internal accounting controls and financial management practices. See Report of Audit Committee, below.

     Compensation Committee. The Compensation Committee is responsible for determining compensation for the Company’s executive officers and for administering the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. (the “Incentive Plan”). See Report of Compensation Committee on Executive Compensation, below.

Director Compensation

     Each of the Company’s non-employee directors receives fees of $15,000 per year plus $500 per board meeting attended. In addition, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Pursuant to the Incentive Plan, each of the Company’s nonemployee directors, on the date they are first elected to the Board, receives a grant of non-qualified stock options to purchase 10,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant. The directors’ options vest in four equal annual installments commencing one year from the date of grant. As a result of the spinoff of the Company’s wholly-owned subsidiary, Ambassadors Group, Inc., and the substantial impact of such event on the market price of the Common Stock, on March 1, 2002, the exercise prices of all outstanding options were reduced to 41.46 % of the prior exercise prices, and the number of shares purchasable were increased proportionately, thus placing the holders in the same economic position they had prior to the spinoff.

     For services rendered to the Company by Mr. Peter V. Ueberroth, and in lieu of any other compensation, on May 31, 2000, the Company awarded him 60,000 shares of restricted Common Stock pursuant to the Incentive Plan, vesting in four equal annual installments commencing one year from the date of grant and is subject to forfeiture under certain circumstances. In December, 2001, the Board of Directors approved immediate, full vesting of all such stock. The closing price of the Common Stock on the date of the grant was $13.625 per share. For services rendered to the Company by Mr. Peter V. Ueberroth, and in lieu of any other compensation, on June 28, 2001, the Company awarded him options to purchase up to 90,000 shares of Common Stock at a price of $21.64 pursuant to the Incentive Plan, vesting in four equal annual installments commencing one year from the date of grant. As a result of the spinoff of the Company’s wholly-owned subsidiary, Ambassadors Group, Inc., on March 1, 2002, the exercise price of these options was reduced to $8.97 using the same method applied to the director options. However, the number of shares purchasable was not changed, but instead Ambassadors Group, Inc. issued options to purchase 90,000 shares of its common stock at a price of $12.67 per share; the term and vesting of these options are the same as the Company options. This procedure provided Mr. Ueberroth with the same economic position he had prior to the spinoff. The exercise prices of all of these options was higher than the market value of the underlying stock as of the date of the adjustment.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee is composed of four non-employee directors, Messrs. Peter V. Ueberroth, James L. Easton, Richard D. C. Whilden, and Joseph J. Ueberroth. There were six meetings of the Compensation Committee during 2001. No executive officer of the Company has served during 2001 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee, except as between the Company and Ambassadors Group, Inc. during the time Ambassadors Group, Inc. was a wholly-owned subsidiary of the Company.

     This Compensation Committee Report discusses the components of the Company’s executive officer compensation policies and programs and describes the basis upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers. The Compensation Committee reviews and approves salaries, bonuses, benefits and other compensation for executive officers and key employees of the Company, and it also administers the Incentive Plan.

     Compensation Philosophy. The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking executive compensation directly to individual and team contributions, continuous improvements in corporate performance, and stockholder value.

     The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share and cash flow, and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall contributions to the Company.

     In order to attract and retain highly-qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly-qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in the travel and incentive program businesses.

     In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s stockholders.

     Compensation Program Components. The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

     Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

     Annual Bonus. There is no formula program for the granting of bonuses, as the Compensation Committee does not believe that this is in the best interests of the stockholders. However, the Compensation Committee considers the granting of annual cash bonuses to the executive officers and grants bonuses when they believe it is warranted. The primary purpose of any such bonus is to reward individual efforts in helping the Company achieve specific budget and performance goals and to adjust overall compensation to remain competitive and continue to retain qualified management. However, bonuses, when granted, relate to the Company’s annual budget and overall performance.

     Long-Term Incentive Compensation. The Company’s long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Compensation Committee under the Incentive Plan. Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years. Under the Incentive Plan, in addition to options, the Compensation Committee may also grant, in its discretion, stock appreciation rights and restricted stock, and may make other awards.

     Chief Executive Officer’s Compensation. The Chief Executive Officer (“CEO”) of the Company heads a group of senior management officers who participate in a common set of compensation criteria linked, in part, to the performance of the Company. The compensation of the CEO is determined by the Compensation Committee based upon its assessment of the Company’s financial performance and nonfinancial factors which the Compensation Committee believes have an influence upon the Company’s overall performance and its ability to remain competitive. The Compensation Committee also takes into account the individual’s performance and level of experience, as well as compensation paid to other executive officers of the Company and compensation paid to other CEOs of comparable companies. The Compensation Committee does not use any specific formula or objective measure of Company performance in determining the CEO’s compensation. Rather, each Compensation Committee member exercises his own independent judgment in evaluating and weighing these various criteria, which may vary from one member to another and from time to time. Accordingly, although the criteria described above are used to determine the CEO’s compensation, such compensation does not bear any specific, fixed relationship to the performance of the Company.

     Summary. The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company’s stockholders, by attracting and retaining the best-qualified people as senior management and enhancing corporate performance. Furthermore, the Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all the members of the Compensation Committee.

COMPENSATION COMMITTEE James L. Easton Joseph J. Ueberroth Peter V. Ueberroth Richard D. C. Whilden

Executive Compensation and Other Information

     The following table sets forth the compensation for the Chief Executive Officer and each of the executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 31, 2001 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
					Awards			Payouts
				All
				Other		Securities
				Annual	Restricted	Underlying			All Other
				Compen-	Stock	Options/		LTIP	Compen-
Name and Principal Position	Year	Salary($)	Bonus($)	sation($)	Awards(#)	SARS(#)		Payouts($)	sation($)

John A. Ueberroth	2001	138,960	—	5,520	—	90,000	(1)	—	—
President and	2000	155,520	—	7,500	30,000	—		—	—
Chief Executive Officer	1999	150,000	—	7,500	—	—		—	—

Jeffrey D. Thomas	2001	192,500	210,000	1,070	—	—		—	—
Executive Vice President,	2000	200,000	200,000	—	10,000	40,000	(2)	—	—
Chief Financial Officer	1999	142,500	100,000	—	—	10,000	(2)	—	—
and Secretary

Timothy T. Fogarty	2001	117,000	40,000	—	—	—		—	—
Chief Financial Officer	2000	110,000	41,000	—	—	14,000	(4)	—	—
and Secretary(3)	1999	82,500	—	—	—	13,000	(4)	—	—

Margaret M. Sestero	2001	118,595	84,690	—	—	—		—	—
Treasurer	2000	111,250	147,500	—	5,000	6,000	(2)	—	—
	1999	100,000	40,000	—	—	—		—	—

(1)	The stock options were granted under the Incentive Plan to vest in equal annual installments over 4 years. As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, the exercise price of these options was reduced to 41% of the prior exercise price. The number of shares purchasable was not changed, but instead Ambassadors Group, Inc. issued options to purchase 90,000 shares of its common stock at a price equal to 59% of the prior exercise price; the term and vesting of these options are the same as the Company options. This procedure provided the same economic position the holder had prior to the spinoff. The exercise prices of all of the options were higher than the market price of the underlying stock as of March 1, 2002.

(2)	The stock options were granted under the Incentive Plan to vest in equal annual installments over 4 years. As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, this person left the employ of the Company and these options were converted to options of Ambassadors Group, Inc. on the same terms, with exercise prices equal to 59% of those of the Company options and the number of shares purchasable was increased proportionately to provide the same economic position to the holder.

(3)	Mr. Fogarty was the Chief Financial Officer of Ambassadors Performance Group, LLC., a wholly-owned subsidiary of the Company, during 2001, and succeeded Mr. Thomas as the Chief Financial Officer and Secretary of the Company and Ms. Sestero as Treasurer on March 1, 2002.

(4)	The stock options were granted under the Incentive Plan to vest in equal annual installments over 4 years. As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, the exercise prices of these options were reduced to 41% of the prior exercise prices, and the number of shares purchasable was increased proportionately, to provide the same economic position to the holder.

Option Grants

     The following table sets forth certain information regarding option grants to the Named Executive Officers during the fiscal year 2001 and held by them on December 31, 2001. All options granted have a term of ten years from the date of grant and vest in equal annual installments over a four-year period.

Option Grants During the Last Fiscal Year

					Potential Realizable
					Value of Assumed
		% of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to			Appreciation for
	Underlying	Employees	Exercise		Option Term(1)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year(%)	($/Share)	Date	5%($)	10%($)

John A. Ueberroth	90,000	78.33	21.64 (2)	6/28/11	1,226,998	3,096,684
Jeffrey D. Thomas	0	—	—	—	—	—
Timothy T. Fogarty	0	—	—	—	—	—
Margaret M. Sestero	0	—	—	—	—	—

(1)	Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices.

(2)	As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, the exercise price of these options was reduced to 41% of the prior exercise price. The number of shares purchasable was not changed, but instead Ambassadors Group, Inc. issued options to purchase 90,000 shares of its common stock at a price equal to 59% of the prior exercise price; the term and vesting of these options are the same as the Company options. This procedure provided the same economic position the holder had prior to the spinoff. The exercise prices of all of the options were higher than the market price of the underlying stock as of March 1, 2002.

Option Exercises During the Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 2001 and held by them on December 31, 2001:

Aggregated Option Exercises During the Last Fiscal Year
And Fiscal Year-end Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year End($)(1)
	Acquired On	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Ueberroth(2)	—	—	—	90,000	—	—
Jeffrey D. Thomas(3)	15,625	241,306	99,375	35,000	811,538	292,463
Timothy T. Fogarty(4)	—	—	10,000	17,000	80,288	136,749
Margaret M. Sestero(3)	—	—	24,000	7,000	194,304	32,903

(1)	Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $20.99 per share).

(2)	As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, the exercise price of these options was reduced to 41% of the prior exercise price. The number of shares purchasable was not changed, but instead Ambassadors Group, Inc. issued options to purchase 90,000 shares of its common stock at a price equal to 59% of the prior exercise price; the term and vesting of these options are the same as the Company options. This procedure provided the same economic position the holder had prior to the spinoff. The exercise prices of all of the options were higher than the market price of the underlying stock as of March 1, 2002.

(3)	As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, this person left the employ of the Company and all of the options held by this holder were converted to options of Ambassadors Group, Inc. on the same terms, with exercise prices equal to 59% of those of the Company options and the number of shares purchasable was increased proportionately to provide the same economic position to the holder.

(4)	As a result of the spinoff of Ambassadors Group, Inc., on March 1, 2002, the exercise prices of all options held by this holder were reduced to 41% of the prior exercise prices, and the number of shares purchasable was increased proportionately, to provide the same economic position to the holder.

Compensation Plans and Arrangements

Amended and Restated 1995 Equity Participation Plan

     In August, 1995, the Company adopted the Incentive Plan to attract and retain directors, officers, key employees and consultants. At this Annual Meeting, the stockholders are being asked to ratify an amendment to the Incentive Plan to increase the number of shares available from 1,400,000 to 2,200,000. See Ratification of Amendment of the Company’s Amended and Restated 1995 Equity Participation Plan (Item 2 of the Proxy Card) for information concerning the history of the Incentive Plan and a summary of its terms.

     During the fiscal year ended December 31, 2001, options to purchase a total of 233,850 shares of Common Stock were granted under the Incentive Plan. Options to purchase 997,361 shares of Common Stock were outstanding at December 31, 2001 and options to purchase 145,097 shares of Common Stock were forfeited during the year ended December 31, 2001. All options granted have a term of ten years from the date of grant and vest in equal annual installments over a four-year period. As of December 31, 2001, the exercise prices of the outstanding options ranged from $8.25 to $29.25.

     On March 1, 2002, the Company spun off its wholly-owned subsidiary, Ambassadors Group, Inc., which has an Equity Participation Plan similar to the Incentive Plan. As a result of the spinoff, and the substantial impact of such event on the market price of the Common Stock, the exercise prices of all outstanding options held by employees who remained employed by the Company were reduced to 41 % of the prior exercise prices, and the number of shares purchasable were increased proportionately. As a result of the spinoff, the employees of

Ambassadors Group, Inc. ceased being employed by the Company, and rather than adjusting their stock options as for the continuing Company employees, they each were offered and accepted replacement options under the Ambassadors Group, Inc. Equity Participation Plan, which options are similar to those of the Company as to vesting and terms, but which are priced at 59% of the replaced Company options, and the number of shares purchasable have been increased proportionately.

Profit Sharing Plan

     In 1993, the Company established a noncontributory profit sharing plan, the assets of which were transferred into a new 401(k) Profit-Sharing Plan (the “401(k) Plan”) in 1996. Employees are eligible to participate in the 401(k) Plan upon six months of service and 21 years of age. Employees may contribute up to 15% of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. The Company’s matching contribution is discretionary based upon approval by management. Employees are 100% vested in their contributions and vest in Company matching contributions equally over four years. During the year ended December 31, 2001, the Company contributed approximately $82,000 to the 401(k) Plan.

Report of Audit Committee

     The Audit Committee is composed of three non-employee directors, Richard D.C. Whilden, John C. Spence, and Rafer L. Johnson, all of whom meet the independence and experience requirements of NASDAQ. The Audit Committee met four times during 2001. A copy of the Audit Committee charter was attached as Appendix A to the proxy statement prepared for the 2001 Annual Meeting of Stockholders.

     During the year 2001, at each of its meetings, the Committee met with the senior members of the Company’s financial management team and the independent auditors. The Committee’s agenda is established by the Committee’s chairman and the Company’s Director of Finance. During the year, the Committee had private sessions with the Company’s independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

     The Committee recommended to the Board of Directors the engagement of Price Waterhouse Coopers, LLP as the Company’s independent accountants for fiscal year 2001 and the engagement of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2002. The Committee reviewed with the Company’s financial managers and the independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

     The Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

     •     Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

     •     Based on the independent auditors’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

     •     Based on the independent auditors’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

     The Committee believes that by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The Committee also discussed with the independent auditors all other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit committees”), and considered with the independent auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2001 was compatible with the independent auditors’ independence.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company’s public announcements of financial results and, in its oversight role, the Committee necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Rafer L. Johnson John C. Spence Richard D. C. Whilden

Performance Graph

     The following graph compares the Company’s cumulative total stockholder return with the NASDAQ Market Index and a peer group index comprised of companies in the travel and incentive programs businesses with which the Company generally competes. The peer group is comprised of the following companies: Caribiner International, Inc., Global Vacation Group and Navigant International. The graph assumes that $100 was invested on December 31, 1996, in the Company’s Common Stock and in each of the indexes mentioned above and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG AMBASSADORS
INTERNATIONAL, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Ambassadors International, Inc.	100.00	96.15	200.00	151.28	112.18	194.87
Peer Group	100.00	120.69	200.89	76.14	94.68	42.94
NASDAQ Market Index	100.00	124.27	152.00	214.39	378.12	237.66

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the amount of stock of the Company beneficially owned as of April 5, 2002, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock.

	Amount and
	Nature
	of Beneficial	Percent of
	Ownership of	Class of
Name of Beneficial Owner	Common Stock(1)	Common Stock

Peter V. Ueberroth(2)	1,392,348	14.13%
John A. Ueberroth(3)	1,187,270	12.05%
Merrill Lynch & Co., Inc.(on behalf of Merrill Lynch Investment Managers)(4)	1,147,800	11.65%
Master Small Cap Value Trust(5)	827,000	8.39%
Ashford Capital Management, Inc.(6)	772,100	7.83%
Dimensional Fund Advisors, LLC(7)	683,200	6.93%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after April 5, 2002 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Chairman of the Board of the Company. The shares are held in a family trust of which Mr. Ueberroth is a co-trustee. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(3)	President and Chief Executive Officer of the Company. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(4)	The address of Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission. In such Schedule 13G report, this person disclaims beneficial ownership of the shares reported.

(5)	The address of Master Small Cap Value Trust is 800 Scudders Mill Road, Plainsboro, NJ 08536. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission. In such Schedule 13G report, this person disclaims beneficial ownership of the shares reported.

(6)	The address of Ashford Capital Management, Inc. is P.O. Box 4172, Wilmington, DE 19807. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission.

(7)	The address of Dimensional Fund Advisors, LLC is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission.

     The following table sets forth the amount of Common Stock of the Company beneficially owned as of April 5, 2002, by each director of the Company, each Named Executive Officer, and all directors and Named Executive Officers as a group:

	Amount and Nature
	of Beneficial	Percent of
	Ownership of	Class of
Name of Beneficial Owner	Common Stock(1)	Common Stock

Peter V. Ueberroth(2)	1,392,348	14.13%
John A. Ueberroth(3)	1,187,270	12.05%
Jeffrey D. Thomas(4)	8,552	*
Margaret M. Sestero(5)	4,000	*
Timothy T. Fogarty(6)	34,668	*
James L Easton(7)	24,116	*
John C. Spence(8)	26,116	*
Rafer L. Johnson(9)	24,116	*
Richard D. C. Whilden(10)	29,741	*
Brigitte M. Bren(11)	6,029	*
Joseph J. Ueberroth(12)	135,429	*
All Directors and Named Executive Officers as a group (11 people)(13)	2,872,385	28.74%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after April 5, 2002 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Chairman of the Board of the Company. The shares are held in a family trust of which Mr. Ueberroth is a co-trustee. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(3)	President and Chief Executive Officer of the Company. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(4)	Former Executive Vice President, Secretary and Chief Financial Officer of the Company until March 1, 2002. Mr. Thomas’ address is 110 South Ferrall Street, Spokane, WA 99202.

(5)	Former Treasurer of the Company until March 1, 2002. Ms. Sestero’s address is 110 South Ferrall Street, Spokane, WA 99202.

(6)	Chief Financial Officer and Secretary of the Company. Includes 34,668 shares of Common Stock issuable upon exercise of employee stock options. Mr. Fogarty’s address is 1071 Camelback Street, Newport Beach, CA 92660

(7)	Director. Consists of 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Easton’s address is 7855 Haskell Avenue, Van Nuys, CA 91406.

(8)	Director. Includes 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Spence’s address is 18160 Cottonwood Road, #472, Sunriver, OR 97707.

(9)	Director. Consists of 24,116 shares of Common Stock issuable upon exercise of director options. Mr. Johnson’s address is 6071 Bristol Parkway, #100, Culver City, CA 90230.

(10)	Director. Includes 24,116 shares of Common Stock issuable upon exercise of director options. Includes 2,000 shares held in a family trust of which Mr. Whilden is a co-trustee. Includes 1,000 shares in an IRA account for the benefit of Mr. Whilden. Mr. Whilden’s address is 106 So. Poinsettia Avenue, Manhattan Beach, CA 90266.

(11)	Director. Includes of 6,029 shares of Common Stock issuable upon exercise of director options. Ms. Bren’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(12)	Director. Includes 1,809 shares of Common Stock issuable upon exercise of options. Mr. Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(13)	Includes 138,970 shares of Common Stock issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“Commission”). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended December 31, 2001, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders have been complied with.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Timothy T. Fogarty, Chief Financial Officer, Ambassadors International, Inc., 1071 Camelback Street, Newport Beach, California 92660.

By Order of the Board of Directors Timothy T. Fogarty Secretary

Newport Beach, California
April 16, 2002

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY	AMBASSADORS INTERNATIONAL, INC. 1071 Camelback Street Newport Beach, California 92660 This Proxy is Solicited on Behalf of the Board of Directors	PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, and appoints John A. Ueberroth and Peter V. Ueberroth and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Ambassadors International, Inc. (the “Company”) held of record by the undersigned as of the close of business on April 5, 2002, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on May 17, 2002, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

Brigitte M. Bren           Rafer L. Johnson           John C. Spence

   FOR ALL              WITHHOLD AUTHORITY FOR ALL

To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	To ratify an amendment to the Company’s Amended and Restated 1995 Equity Participation Plan to increase the number of shares of the Company’s Common Stock available for issuance thereunder from 1,400,000 to 2,200,000.

   FOR                   AGAINST                   ABSTAIN

3.	To ratify the Board of Director’s selection of Ernst & Young LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2002.

   FOR                   AGAINST                   ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the election of the directors listed and FOR the other proposals if no specification is made.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Dated:	, 2002

Signature

Signature if held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.